EXHIBIT 4.1
                                                                     -----------

                                TECHNITROL, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE.
     -------

     The purpose of this Plan is to provide an opportunity for Employees of Technitrol, Inc. (the "Company") and its Designated Subsidiaries to purchase Common Stock of the Company and thereby to have an additional incentive to contribute to the success of the Company. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan authorizes the grant of options and issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2.   DEFINITIONS.
     -----------

     (a) "Board" shall mean the Board of Directors of Technitrol, Inc.
          -----

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

     (c)  "Committee"  shall  mean  the  committee  appointed  by the  Board  in
           ---------
accordance with Section 12 of the Plan.


     (d) "Common  Stock" shall mean the common stock of  Technitrol,  Inc.,  par
           ------------
value $.125 per share, or any stock into which such Common Stock may be converted.

     (e) "Company"  shall mean  Technitrol,  Inc., a  Pennsylvania  corporation.
          -------

     (f)  "Designated  Subsidiary"  shall  mean any  Subsidiary  which  has been
           ----------------------
designated by the Committee as eligible to participate in the Plan with respect to its Employees.

     (g)  "Employee"  shall mean an individual  classified as an employee by the
           --------
Company or a Designated Subsidiary on the payroll records of the Company or the Designated Subsidiary during the relevant participation period and who works at least 20 hours per week and at least five months per year.

     (h) "Fair  Market  Value" shall mean the value of one share of Common Stock
          -------------------
on the relevant date, determined as follows:

          (1) If the shares are traded on an exchange (including the NASDAQ National Market System), the reported "closing price" on the relevant date
(e.g., the Offering Date or Purchase Date) assuming it is a trading day; otherwise on the next trading day;

          (2) If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on said system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

          (3) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (i)  "Offering  Date" shall mean the first  business  day of each  Offering
           --------------
Period.

     (j) "Offering  Period" shall mean a period of six months  duration (or such
          ----------------
other period of time announced by the Committee) commencing on the Offering Date during which a Participant is granted an option to purchase Common Stock.

     (k)  "Participant"  shall mean a  participant  in the Plan as  described in
           -----------
Section 4 of the Plan.

     (l) "Pay" shall mean an Employee's  base cash pay (excluding  variable cash
          ---
payments such as sales commissions, incentive bonuses and the like) paid on account of personal services rendered by the Employee to the Company or a Designated Subsidiary, without deduction for pre-tax contributions of the Employee which are part of deferred pay or benefit plans maintained by the Company or a Designated Subsidiary.

     (m) "Plan" shall mean this  Technitrol,  Inc. 2001 Employee  Stock Purchase
          ----
Plan.

     (n)  "Purchase  Date"  shall mean the last  business  day of each  Purchase
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Period.

     (o)  "Purchase  Period"  shall mean a six-month  period (or other period as
           ----------------
announced by the Committee) within each Offering Period.

     (p)  "Shareholder"  shall mean a record  holder of shares  entitled to vote
           -----------
shares of Common Stock under the Company's bylaws.

     (q) "Subsidiary" shall mean any subsidiary corporation in an unbroken chain
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of  corporations  beginning with the Company,  as described in Section 424(f) of the Code.

     3.   ELIGIBILITY.
          -----------

     3.1 Any Employee regularly employed by the Company or by any Designated Subsidiary on an Offering Date shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Offering Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period prior to an Offering Date for the Employee to be eligible to participate with respect to the Offering Period beginning on that Offering Date. The Committee also may determine that a designated group of Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Section 414(q) of the Code.

     3.2 No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of
Section 424(d) of the Code), shares of capital stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries.

     3.3 All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code; provided, however, that Employees participating in a sub-plan adopted pursuant to Section 13 which is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in a plan designed to qualify under Section 423 of the Code. The Committee may impose restrictions on eligibility and participation of Employees to facilitate compliance with federal or state securities laws or foreign laws.

4.   PARTICIPATION AND WITHDRAWAL.
     ----------------------------

     4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Offering Date, a completed payroll deduction authorization and Plan enrollment form provided by the Company or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Pay, not to exceed ten percent (10%) of the Employee's Pay, or such lesser or greater percentage, as specified by the Committee, for the Purchase Period. All payroll deductions may be held by the Company or the Designated Subsidiary and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Company under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. Unless otherwise specified by the Committee, payroll deductions with respect to eligible Employees in the United States shall be in U.S. dollars and with respect to eligible Employees outside the United States in the currency in which their Pay is paid by the Designated Subsidiary. Payroll deductions with respect to eligible Employees paid in currencies other than U.S. dollars shall be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Purchase Date.

     4.2 Unless otherwise determined by the Committee, a Participant may decrease (but not increase) his or her rate of payroll deductions not more than one time in any Purchase Period in accordance with procedures prescribed by the Committee. A Participant may increase his or her rate of payroll deductions effective as of the first payroll date following the next Purchase Date by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (or any lower maximum rate as established by the Committee then in effect).

     4.3 (a) Under procedures established by the Committee, a Participant may discontinue participation in the Plan at any time during a Purchase Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee.

          (b) If a Participant discontinues participation during a Purchase Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date, but the Participant will not again participate until he or she re-enrolls in the Plan. The Committee may establish rules limiting the frequency with which Participants may discontinue and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume payroll deductions following discontinuance. The Committee also may change the rules regarding discontinuance of participation or changes in participation in the Plan. Unless the Committee establishes rules to the contrary, a Participant who discontinues participation during a Purchase Period will not be eligible to again participate until the second Offering Period beginning after the date he or she discontinues participation in the Plan (for example, if Offering Periods begin on February 1 and August 1, and a Participant discontinues participation on March 1, he or she, absent a contrary rule by the Committee, could not re-enroll until February 1st of the following year). Re-enrollment in the Plan is governed by the provisions of Section 4.1.

          (c) In the event any Participant's employment with the Company or any Subsidiary terminates for any reason (including death) or for no reason prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall terminate and all accumulated payroll deductions credited to the Participant's account shall be paid to the Participant or the Participant's estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee whose determination shall be final and binding on all parties. The Committee also may establish rules regarding when leaves of absence or change of employment status will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Company and its Subsidiaries.

     4.4 Unless a Participant discontinues participation in the Plan with respect to an Offering Period, such participant will automatically participate in each succeeding Offering Period. Such Participant is not required to file an additional enrollment form to continue participation in the Plan.

5.   OFFERING.
     --------

     5.1 The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 1,000,000 shares provided, however, that such amount will be automatically increased annually beginning on August 1, 2002 in an amount equal to the least of (a) 200,000 shares, (b) two percent (2%) of the outstanding Common Stock as of the last day of the prior fiscal year or (c) such amount as may be determined by the Board of Directors (but failing such determination the lesser of (a) or (b)).

     5.2 Unless otherwise announced by the Committee, the Offering Periods of this Plan shall be of six months duration commencing on August 1 and February 1 of each year and ending on January 31 and July 31 of each year. The Committee shall have the power to change the duration of Offering Periods with respect to offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the next Offering Period to be affected.

     5.3 Enrollment by an eligible Employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to the Participant of an option to purchase on an applicable Purchase Date within the Offering Period up to that number of shares of Common Stock of the Company determined by dividing the Participant's accumulated payroll deductions and other amounts credited to the Participant's account during such Purchase Period by the lower of (i) 85% (or such greater number as the Committee may determine with respect to any Offering Period) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) 85% (or such greater number as the Committee may determine with respect to any Offering Period) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares which may be purchased pursuant to Section 5.4 below, with respect to the applicable Purchase Date or
(y) the maximum number of shares set by the Committee pursuant to Section 5.5 below, with respect to the applicable Purchase Date.

     5.4 With respect to each Purchase Period, no more than 200% of the number of shares of Common Stock determined by dividing the Participant's payroll deductions and other payments accumulated in his account during the Purchase Period by 85% of the fair market value of a share of Common Stock on the Offering Date may be purchased by a Participant on any single Purchase Date.

     5.5 No Participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than 30 days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any Participant on any single Purchase Date (hereinafter the "Maximum Share Amount"). Unless otherwise determined by the Committee, the Maximum Share Amount is that permitted under Section 5.4 above but the Committee may not set a Maximum Share Amount in excess thereof. If a new Maximum Share Amount is set by the Committee, all participants must be notified of such Maximum Share Amount prior to commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

     5.6 If the number of shares to be purchased on a Purchase Date by Participants exceeds the number of shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares as shall be reasonably practicable and as the Committee, in its absolute discretion, shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant's option to each Participant affected.

     5.7 Notwithstanding any other provision of the Plan to the contrary, no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan and all employee stock purchase plans of the Company and its Subsidiaries adopted under Sec. 423 of the Code at a rate which in the aggregate exceeds $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The foregoing sentence shall be interpreted so as to comply with Section 423(b)(8) of the Code.

6.   PURCHASE OF STOCK.
     -----------------

     Upon the expiration of each Purchase Period, a Participant's option shall be exercised automatically for the purchase of that number of whole shares of Common Stock specified in Section 5.3, subject to the limitations contained in
Section 5. Any remaining amounts in the Participant's account shall remain in the account and shall be applied in the next Purchase Period towards the purchase of shares of Common Stock.

7.   PAYMENT AND DELIVERY.
     --------------------

     7.1 Upon the exercise of an option on each Purchase Date, the Company shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Committee may require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by the Company. The Company shall retain the amount of payroll deductions and other payments used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and issued.

     7.2 The Committee, in its discretion, may impose restrictions on the transferability of shares of Common Stock acquired pursuant to this Plan, and may cause to be placed on all stock certificates or other evidences of ownership, legends or other indicators setting forth any such restrictions on transferability. Such restrictions shall apply uniformly to all Participants.

8.   RECAPITALIZATION.
     ----------------

     8.1 If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Sections 5.4 and 5.5 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Committee, and the Committee shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

     8.2 The Committee's determinations under this Section 8 shall be conclusive and binding on all parties.

9.   MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.
     ---------------------------------------------------

     9.1 In the event of the proposed liquidation or dissolution of the Company, the Purchase Period then in progress will terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Committee in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

     9.2 In the event of a proposed "change of control" of the Company, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, or
(2) a date established by the Board on or before the date of consummation of such change of control shall be treated as the Purchase Date for the then Purchase Period and all amounts remaining in the Participant's account shall be paid to the Participant without interest except where otherwise required by law. For purposes of this Section 9.2, "change of control" means the occurrence of either of the following events: (1) any "Person" or "Persons" as defined in Sections 13(b) and 14(b) of Securities Exchange Act of 1934, as amended (the "Act"), is or becomes the "Beneficial Owner" (as defined in Rule 13(d)-3 of the
Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities or (2) more than fifty percent (50%) of the assets of the Company, which are used to generate more than fifty percent of the earnings of the Company in any one of the last three fiscal years, are disposed of, directly or indirectly, by the Company (including stock or assets of a subsidiary(ies)) in a sale, exchange, merger, reorganization or similar transaction.

10.  TRANSFERABILITY.
     ---------------

     Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 4.3.

11.  AMENDMENT OR TERMINATION OF THE PLAN.
     ------------------------------------

     11.1 The Plan shall continue until July 31, 2011, unless previously terminated in accordance with Section 11.2.

     11.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment shall:

          (a) increase the number of shares subject to the Plan, other than an adjustment under Sections 5.1 or 8 of the Plan;

          (b) modify the requirements as to eligibility for participation in the Plan, except as otherwise specified in this Plan;

          (c) reduce the purchase price consistent with Section 5.3;

          (d) extend the term of the Plan beyond the date specified in Section 11.1; or

          (e) amend this Section 11.2 to defeat its purpose.

12.  ADMINISTRATION.
     --------------

     12.1 The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and who may be removed by the Board at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to adopt sub-plans applicable to specified Subsidiaries or locations and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Company shall pay all of the Company's expenses incurred in the administration of the Plan.

     12.2 No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

13.  COMMITTEE RULES FOR FOREIGN JURISDICTIONS.
     -----------------------------------------

     13.1 The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

     13.2 The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Plan.

The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

14.  SECURITIES LAWS REQUIREMENTS.
     ----------------------------

     The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) the Company and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

15.  GOVERNMENTAL REGULATIONS.
     ------------------------

     This Plan and the Company's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.  NO ENLARGEMENT OF EMPLOYEE RIGHTS.
     ---------------------------------

     Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or to interfere with the right of the Company or Designated Subsidiary to discharge any Employee at any time for any reason or no reason.

17.  GOVERNING LAW.
     -------------

     This  Plan  shall  be  governed  by  the  laws  of  the   Commonwealth   of
Pennsylvania, except where federal law supersedes state law.

18.  EFFECTIVE DATE.
     --------------

     This Plan shall be effective August 1, 2001. This Plan shall not constitute an employee stock purchase plan under Section 423 of the Code unless it is approved by the shareholders of the Company within 12 months of its adoption by the Board of Directors.